SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FALL RIVER GAS CO

                    GAMCO INVESTORS, INC.
                                 6/13/00            3,500            22.6875
                                 5/31/00            1,000            21.8750
                                 5/30/00              500            21.8750
                                 4/27/00              300            21.7500
                                 4/20/00              700            21.3750
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 4/28/00            4,000            21.8000
                                 4/17/00            4,000            21.0500

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.